#

JOINT VENTURE AGREEMENT

THIS AGREEMENT made the 21st  day of December, 2001.

BETWEEN:

ATW Resources Ltd., a company incorporated under the laws of the Northwest Territories, and having a place of business at Vancouver, British Columbia

(hereinafter called "ATW")

AND:

Aberex Minerals Ltd., a company amalgamated under the laws of British Columbia, and having a place of business at Toronto, Ontario

(hereinafter called "Aber")

AND:

SouthernEra Resources, a company duly incorporated under the laws of Ontario and having a place of business at Toronto, Ontario.

(hereinafter called “SouthernEra”)

RECITALS:

A.

Pursuant to the ATW Claim Block Agreement, Kennecott Canada Inc.(“Kennecott”) acquired a 65% interest in the Property.

B.

Pursuant to the ATW Claim Block Agreement and consequent on the amalgamation of Aber Resources Ltd. and Commonwealth Gold Corporation, Kennecott held such interest in the Property on behalf of:

(i)

Aber Resources Ltd. – 15/65th

(ii)

SouthernEra – 10/65th

(iii)

Kennecott – 40/65th

C.

Kennecott assigned all its interest in the Property and in the JVA to Kennecott Canada Exploration Inc.(“KCEI”).

D.

ATW has, pursuant to the ATW Claim Block Agreement and the JVA, and in accordance with the Reorganization Agreement acquired from KCEI all of its interest in the Property subject only to the KCEI GOR and became successor Manager to KCEI effective January 01, 2000.

E.

KCEI has advanced all funds on behalf of SouthernEra and ATW but has advanced no funds on behalf of Aber, Aber Diamond Mines Ltd. or Aber Resources Ltd.

F.

Aber Resources Ltd. has advanced under the JVA its proportion of the costs of exploration amounting to $65,334.06 (the “Aber Advance”).

G.

KCEI has advanced on behalf of ATW under the JVA the sum of $152,446.15 (the “ATW Advance”).

H.

KCEI has agreed to accept in satisfaction of all advances to ATW and SouthernEra 50/65th of a 2% gross overriding royalty on diamonds produced from TR107 (the “KCEI GOR”) and Aber has agreed to accept 15/65th of the KCEI GOR in satisfaction of the Aber Advance.

I.

Aber Resources Ltd. assigned all its interest in the Property and in the JVA to Aber Diamond Mines Ltd., who in turn assigned all its interest in the Property and in the JVA to Aber.

J.

Each of Aber and SouthernEra have waived or relinquished any rights under the ATW Claim Block Agreement or JVA to acquire any interest held by KCEI or its predecessor, Kennecott, in the Property or the right to act as Manager.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1.

INTERPRETATION, REPRESENTATION AND WARRANTIES

1.1

In this Agreement, including the Recitals and Appendices, the following words, phrases and expressions will have the following meanings:

(a)

"Accounting Procedure" means the procedure attached to this Agreement as Appendix I.

(b)

"Affiliate" means any corporation which directly or indirectly controls, is controlled by, or is under common control with, a party. For purposes of the preceding sentence, “control” means the right to the exercise of more than 50% of the voting rights attributable to the shares of the controlled corporation.

(a)

"Agreement" means this Joint Venture Agreement, as amended from time to time.

(b)

“Area of Interest” means the area described in Part 2 of Schedule “A”.

(c)

"Assets" means all tangible and intangible goods, chattels, improvements or other items including, without limiting the generality of the foregoing, land, buildings, and equipment, excluding the Property, acquired for or made to the Property under this Agreement.

(f)

“ATW Claim Block Agreement” means that agreement dated June 11, 1993, between Kennecott Canada Inc., SouthernEra, Aber and Commonwealth Gold Corporation.

(g)

"Commercial Production" means the operation of the Property as a producing mine and the production of mineral products therefrom (excluding bulk sampling, pilot plant or test operations).

(h)

"Completion Date" means the date on which it is demonstrated to the satisfaction of the Management Committee that the preparing and equipping of the Mine for Commercial Production is complete.

(i)

"Construction" means every kind of work carried out during the Construction Period by the Operator in accordance with the Feasibility Report approved by the Management Committee.

(j)

"Construction Period" means, unless the Production Notice is subsequently withdrawn, the period beginning on the date a Production Notice is given and ending on the Completion Date.

(k)

"Costs" means all items of outlay and expense whatsoever, direct or indirect, with respect to Mining Operations in accordance with this Agreement. Without limiting the generality of the foregoing, the following categories of Costs will have the following meanings:

(i)

"Construction Costs" means those Costs incurred by the Participants during the Construction Period, including, without limiting the generality of the foregoing, the Operator's fee contemplated in Article 11;

(ii)

"Exploration Costs" means those Costs incurred by the Participants during the Exploration Period, including, without limiting the generality of the foregoing, the Operator's fee contemplated in Article 11;

(iii)

"Mine Costs" means Construction Costs and Operating Costs; and

(iv)

"Operating Costs" means those Costs incurred by the Participants subsequent to the Completion Date, including, without limiting the generality of the foregoing, the Operator's fee contemplated in Article 11.

(l)

"Exploration Period" means the period beginning on the date of this Agreement and ending on the date an effective Production Notice is given.

(a)

"Feasibility Report" means that document or those documents consisting of reports, estimates, studies and comprehensive financial analyses prepared pursuant to this Agreement and in such form and of such a standard as may be required by the Management Committee to examine the feasibility of bringing into Commercial Production any Mineral deposit on the Property and establishing and operating a Mine. The Feasibility Report shall be in a form and of a scope generally acceptable to reputable financial institutions that provide financing to the mining industry.

(b)

“Initial Contribution” shall be described in section 3.2.

(c)

"Interest" means the undivided beneficial percentage interest in the Property, the Assets and any Mine, as set out in Section 3.2, subject to adjustment during the Exploration Period according to Article 7, and subsequent to the Exploration Period according to Article 10.

(d)

"Joint Operation" will have the meaning attributed to it in Section 2.1.

(q)

“JVA”means the ATW Joint Venture Agreement dated February 3, 1995 between Kennecott Canada Inc. and ATW, which was assigned by Kennecott Canada Inc. to KCEI.

(r)

“KCEI GOR” will mean that Gross Overriding Royalty payable in accordance with Schedule “C” to the Reorganization Agreement.

(s)

"Management Committee" means the committee established pursuant to Article 4.

(t)

"Mine" means the workings established and Assets acquired, including, without limiting the generality of the foregoing, infrastructure, housing, airport and other facilities in order to bring the Property into Commercial Production.

(u)

"Minerals" means any and all diamonds and other minerals, precious and base, metallic and non-metallic, in, on or under the Property, which may lawfully be explored for, mined and sold.

(v)

"Mining Operations" means every kind of work done;

(i)

on or in respect of the Property in accordance with a Program or Production Notice; or

(ii)

if not provided for in a Program or Production Notice, unilaterally and in good faith by the Operator to maintain the Property in good standing, to prevent waste or to otherwise discharge any obligation which is imposed upon it pursuant to this Agreement and in respect of which the Management Committee has not given it directions;

including, without limiting the generality of the foregoing, investigating, prospecting, exploring, developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, Construction and mining, milling, concentrating, rehabilitation, reclamation, and environmental protection.

(w)

“Net Profits” has the meaning assigned to it in Schedule “C” hereto and “Net Profits Royalty” means a right to be paid a percentage of Net Profits.

(x)

"Operating Year" will mean, prior to the Completion Date, the period determined by the Management Committee, and after the Completion Date, the 12 month period commencing on the Completion Date, and each succeeding Operating Year commencing at the expiration of the preceding Operating Year.

(y)

"Operating Plan" will mean a plan in accordance with Section 14.2.

(z)

"Operator" means the party or other person appointed as the Operator in accordance with Article 5.

(aa)

"Participant" means a party that has elected to contribute to Exploration Costs or Mine Costs, as the case may be.

(a)

"Party" or "parties" means the parties to this Agreement and their respective successors and permitted assigns which become parties pursuant to this Agreement.

(b)

“Positive Feasibility Report” means a Feasibility Study which contains an unqualified recommendation that the Property be put into Commercial Production.

(dd)

"Prime Rate" means the rate of interest from time to time stated by the Toronto Dominion Bank, Vancouver, British Columbia, as being its prime rate on Canadian Dollar demand loans.

(ee)

“Production Notice" means a notice which is given to each of the parties pursuant to Section 9.2.

(ff)

"Products" means Minerals at their highest state of beneficiation on the Property;

(gg)

"Program" means the work plan and budget of Mining Operations conducted during the Exploration Period and adopted pursuant to Section 7.2 or 7.10.

(hh)

"Property" means the mineral claims described in Schedule “A” and any additional mineral properties that become part of the Property pursuant to this Agreement, the Minerals thereon, all information obtained from Mining Operations and those rights and benefits appurtenant to the Property that are acquired for the purpose of conducting Mining Operations; a reference to Property will include a reference to any portion thereof.

(ii)

"Proportionate Share" means that share which is equal to a party's Interest.

(jj)

"Simple Majority" means a decision made by the Management Committee by greater than 50 percent of the votes entitled to be cast.

(a)

“Reorganization Agreement” means that agreement dated November 30, 2001 whereunder KCEI assigned its rights under the ATW Claim Block Agreement and JVA to ATW and ATW undertook the obligations to maintain the Property in good standing, a copy of which agreement shall be attached as Schedule “D”.

(b)

"$" means Canadian Dollars.

1.2

The words "Article", "Section", "Subsection", "Clause", "herein" and "hereunder" refer to this Agreement. This Agreement includes every Schedule and Appendix attached hereto.

a.1

The captions and the emphases of the defined terms have been inserted for convenience and do not define the scope of any provision.

1.4

Representations and Warranties

Each of the parties represents and warrants to the other as follows:

(a)

that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(b)

that it will not breach any other agreement or arrangement by entering into or performing this Agreement;

(c)

that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms;

(d)

that no consent or approval of any third party or governmental agency is required for the execution, delivery or performance of this Agreement or the transfer or acquisition of any interest in the Assets or, if such consent or approval has been obtained and evidence thereof delivered to the other parties; and

(e)

subject to the acknowledgement below it owns its interest in its Initial Contribution free and clear of all liens, charges, encumbrances, security interests and adverse claims.

1.5

Disclosures

Each of the parties represents and warrants to the other that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other Participant in order to prevent the representations in this Article 1.4 from being materially misleading.

1.6

Covenants

Each of the parties will:

(a)

from time to time give prompt notice to the others of any notice of default, lawsuit, proceeding, action or damages of which it becomes aware and which might affect it, the Assets or the title of any Participant to the Properties: and

(b)

not, without the others’ prior written consent, conduct any property acquisition, exploration, claim staking or mining operations within the Area of Interest except as specifically authorized by this Agreement.

2.

FORMATION OF THE JOINT VENTURE

2.1

The parties hereby agree, subject to Article 22, to associate and participate in a joint venture (herein called the "Joint Operation") for the sole purpose of exploring the Property and, if deemed warranted, bringing the Property or a portion thereof into Commercial Production by establishing and operating a Mine.

2.2

Except as expressly provided in this Agreement, each party will have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Joint Operation, without consulting any other party. The doctrines of "corporate opportunity" or "business opportunity" will not be applied to any other activity, venture or operation of any party and no party will have any obligation to another party with respect to any opportunity to acquire any assets outside of the perimeter of the Property.

3.

INTERESTS

3.1

Except as otherwise provided herein, the parties will bear all Costs and all liabilities arising under this Agreement and will own the Property, the Assets and any Mine all in proportion to their respective Interests.

3.2

The respective initial Interests of the parties will be as follows:

(a)

ATW - 75%

- Initial Contribution $152,446.15

(b)

Aber – 15%

- Initial Contribution $65,334.06

(c)

SouthernEra – 10%

- Initial Contribution $0.00

4.

MANAGEMENT COMMITTEE

4.1

A Management Committee will be established on or forthwith after the date of this Agreement. Except as herein otherwise provided, the Management Committee will make all decisions in respect of Mining Operations.

4.2

Each party and the Operator, if not a party, will forthwith appoint one representative and one alternate representative to the Management Committee. The alternate representative may act for a party's representative in his absence.

4.3

The Operator will call a Management Committee meeting at least once every 12 months, and, in any event, within 14 days of being requested to do so by any representative.

4.4

The Operator will give notice, specifying the time, place of, and the agenda for the meeting, to all representatives at least seven days before the time appointed for the meeting.

4.5

Notice of a meeting will not be required if all representatives are present and unanimously agree upon the agenda.

4.6

A quorum for any Management Committee meeting will be present if the representatives of parties totaling over 50 percent in Interest are present. If a quorum is present at the meeting, the Management Committee will be competent to exercise all of the authority, power and discretion herein bestowed upon it. The Management Committee will not transact any business at a meeting unless a quorum is present at the commencement of the meeting. If, within 30 minutes from the time appointed for a meeting of the Management Committee, a quorum is not present, the meeting will stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within 30 minutes from the time appointed for the adjourned meeting, then the representative of the party present will constitute a quorum.

4.7

The Management Committee shall decide every question submitted to it by a vote with each party’s representative being entitled to cast that number of votes which is equal to its party’s Interest. The Management Committee shall make decisions by Simple Majority.

4.8

The representative of the Operator will be the chairman of Management Committee meetings but in his capacity as such will not have a second or casting vote.

4.9

The secretary of the Management Committee meeting will be appointed by the chairman and will take minutes of that meeting and circulate copies thereof to each representative.

4.10

The Management Committee may make decisions by obtaining the consent in writing of the representatives of all parties. Any decision so made will be as valid as a decision made at a duly called and held meeting of the Management Committee.

4.11

Management Committee decisions made in accordance with this Agreement will be binding upon all of the parties.

4.12

Each party will bear the expenses incurred by its representatives and alternate representatives in attending meetings of the Management Committee.

4.13

The Management Committee may establish such other rules of procedure, not inconsistent with this Agreement, as the Management Committee deems fit.

5.

OPERATOR

5.1

The Initial Operator will be ATW, and acceptance by it of its appointment as Operator will be deemed acceptance of the obligations and rights as Operator under this Agreement.

5.2

The Operator may resign as Operator on at least ninety (90) days' notice to all the parties.  The Management Committee will thereupon select another Operator not later than the ninetieth (90th) day after receipt of the previous Operator's notice of resignation.

5.3

The Manager shall be deemed to have resigned if the Manager commences a voluntary case under applicable bankruptcy, insolvency or similar law or hereafter in effect or consents to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other such similar official of any substantial part of its assets or makes a general assignment for the benefit of creditors, or fails generally to pays its debts as such debts become due or takes corporate or other action in furtherance of any of the foregoing.

5.4

The Management Committee may remove an Operator by giving not less than six months notice in writing and will appoint a new Operator.

5.5

The new Operator will assume all of the rights, duties, liabilities and status of Operator as provided in this Agreement. The new Operator will have no obligation to hire any employees of the former Operator.

5.6

Upon ceasing to be Operator, the former Operator will forthwith deliver to the person nominated for that purpose by the Management Committee, the custody of all Assets, Property, books, records, and other property both real and personal relating to this Agreement.

5.7

If the Operator resigns or is removed and no other person consents to act as Operator, the Joint Operation will terminate and the provisions of Article 17 will apply mutatis mutandis.

6.

RIGHTS, DUTIES AND STATUS OF OPERATOR

6.1

The Operator in its operations hereunder will be deemed to be an independent contractor. The Operator will not act or hold itself out as agent for any of the parties nor make any commitments on their individual behalf unless specifically permitted by this Agreement or directed in writing by such party.

6.2

Subject to any specific provision of this Agreement and subject to it having the right to reject any direction on reasonable grounds by virtue of its status as an independent contractor, the Operator will perform its duties hereunder in accordance with the directions of the Management Committee and in accordance with this Agreement.

6.3

The Operator will manage and carry out such Mining Operations as the Management Committee may direct and in connection therewith will, in advance if reasonably possible, notify the Management Committee of any change in Mining Operations which the Operator considers material and if it is not reasonably possible, the Operator will notify the Management Committee so soon thereafter as is reasonably possible.

6.4

The Operator will have the sole and exclusive right and authority to manage and carry out all Mining Operations, to enter into contracts and sub-contracts with third parties on behalf of itself or the Joint Operation in respect thereof and to incur the Costs required for that purpose. In so doing the Operator will, unless it obtains the approval of the Management Committee:

(a)

comply with the provisions of all agreements or instruments of title under which the Property or Assets are held;

(b)

pay all Costs properly incurred promptly as and when due;

(c)

keep the Property and Assets free of all liens and encumbrances other than those, if any, in effect on the date of this Agreement, those the creation of which is permitted pursuant to this Agreement, or builder's or repairman's liens arising out of the Mining Operations and, in the event of any lien being filed as aforesaid, proceed with diligence to contest or discharge the same;

(d)

prosecute claims or, where a defence is available, defend litigation arising out of the Mining Operations, provided that any Participant may join in the prosecution or defence at its own expense;

(e)

subject to Sections 7.11 and 18.2, perform such assessment work or make payments in lieu thereof and pay such rentals, taxes or other payments and do all such other things as may be necessary to maintain the Property in good standing, including, without limiting the generality of the foregoing, staking and restaking mining claims, and applying for licenses, leases, grants, concessions, permits, patents and other rights to and interests in the Minerals;

(f)

maintain accounts in accordance with the Accounting Procedure, provided that the judgment of the Operator as to matters related to the accounting, for which provision is not made in the Accounting Procedure, will govern if the Operator's accounting practices are in accordance with accounting principles generally accepted in the mining industry in Canada;

(g)

perform its duties and obligations hereunder in a sound and workmanlike manner, in accordance with sound mining and engineering practices and in substantial compliance with all applicable federal, state, provincial, territorial and municipal laws, by-laws, ordinances, rules and regulations and this Agreement; and

(h)

prepare and submit draft Programs for each Operating Year for consideration by the Management Committee by the sixtieth day preceding such Operating Year.

6.5

In carrying out its duties the Operator shall be at liberty of contracting or doing business with an Affiliate provided that it shall do so on terms no less favourable than would be the case with unrelated persons in arm’s length transactions.

7.

EXPLORATION PROGRAMS

7.1

Draft Programs submitted by the Operator to the Management Committee will contain a statement in reasonable detail of the proposed Program and estimates of all Exploration Costs to be incurred.

7.2

Within thirty (30) days of the draft Program being submitted by the Operator to the Management Committee, the Management Committee will review the draft Program prepared and, if it deems fit, adopt the same with such modifications, if any, as the Management Committee deems necessary. The Operator will be entitled to an allowance for a Cost overrun of Ten percent (10%) of a Program budget and any Costs so incurred will be deemed to be included in the Program, as adopted. Any overruns in excess of ten percent (10%) of a Program budget incurred without the prior written approval of the Management Committee will be borne by and will be for the sole account of the Operator.

7.3

The Operator will forthwith submit the Program adopted under Section 7.2 to the parties. Each party may, within thirty (30) days of receipt of the Program, give notice to the Operator committing to contribute its Proportionate Share of the Exploration Costs on that Program. A party which fails to give notice within the thirty (30) day period or which gives notice to contribute but fails to pay its Proportionate Share within the thirty (30) day period referred to in Section 7.5, will be deemed to have elected not to contribute.

7.4

If any party elects or is deemed to have elected not to contribute to a Program, the amounts to be contributed by the Participants who contribute to that Program will be increased pro rata, subject to the right of any of them to elect not to contribute more than the amount initially committed pursuant to Section 7.3 hereof. If a Participant elects not to contribute more than the amount initially committed, the Operator may elect not to proceed with the Program or may prepare an amended Program and the provisions of this Article 7 will apply to such amended Program.

7.5

The Operator will be entitled to invoice each Participant:

(a)

no more frequently than monthly, for its Proportionate Share of Exploration Costs incurred and paid by the Operator; or

(b)

in advance of requirements but not more than thirty (30) days, for an advance of that Participant's Proportionate Share of Exploration Costs.

Each invoice will be signed by some responsible official of the Operator. Each Participant will pay to the Operator the amount invoiced, within thirty (30) days of receipt of the invoice. If a Participant protests the correctness of an invoice it will nevertheless be required to make the payment, subject to later adjustment if such protest is sustained.

7.6

The Operator will expend all monies advanced by a Participant ratably with the advances of the other Participants. If the Operator suspends or prematurely terminates a Program, any funds advanced by a Participant in excess of that Participant's Proportionate Share of Exploration Costs incurred prior to the suspension or premature termination will be refunded forthwith.

7.7

If any Program is altered, suspended or terminated prematurely so that the Exploration Costs incurred on that Program as altered, suspended or terminated are less than eighty percent (80%) of the Exploration Costs originally proposed, any party which elected or which is deemed to have elected not to contribute to that Program will be given notice of the alteration, suspension or termination by the Operator and will be entitled to contribute its Proportionate Share of the Exploration Costs incurred on that Program by payment thereof to the Operator within thirty (30) days after receipt of the notice. If payment is not made by that party within the thirty (30) days aforesaid it will, without a demand for payment being required to be made thereafter by the Management Committee, relinquish its right to contribute to that Program.

7.8

Subject to Section 7.7, if a party with an Interest elects or is deemed to have elected not to contribute to the Exploration Costs of any Program, the Interest of that party will be decreased and the Interest of each Participant contributing in excess of its Proportionate Share of the Exploration Costs will be increased so that at all times during the Exploration Period the Interest of each party with an Interest will be that percentage which is equivalent to the sum of that party's Exploration Costs and Initial Contribution divided by the sum of the Exploration Costs of all parties with an Interest, multiplied by one hundred (100).  Notwithstanding the foregoing but subject to Section 7.9, the party whose Interest has been reduced will be entitled to receive details of and to contribute to future Programs to the extent of its then Interest. Realignment of interests of Participants in accordance with this section shall be made at the conclusion of the Program with respect to which such realignment was occasioned.

7.9

If the Operator fails to submit a draft Program for an Operating Year by the sixtieth day preceding such Operating Year, the following will apply:

(a)

the Operator will not be entitled to submit a draft Program for the subject Operating Year;

(b)

any Participant or Participants other than the Operator may submit a draft Program (the "Non-Operator's Program") for the subject Operating Year for consideration by the Management Committee;

(c)

the Management Committee will review the Non-Operator's draft Program or Programs, and, if it deems fit (the Operator not being entitled to vote with respect thereto), adopt the same with such modifications, if any, as the Management Committee deems necessary; the adopted Program will then be submitted to the parties according to Section 7.3 hereof; and

(d)

if the Operator is a Party and elects not to contribute to the said Program, it will cease to be the Operator hereunder, and the Management Committee will appoint a new Operator (the former Operator not being entitled to vote with respect thereto).

7.10

If the Management Committee for any reason fails to adopt a Program for an Operating Year by the thirtieth day preceding such Operating Year, subject to direction to the contrary by the Management Committee and the receipt of the necessary funds, the Operator will carry out such work and make such disbursements as to meet the minimum requirements to maintain the Property in good standing.

8.

FEASIBILITY REPORT

8.1

Subject to Section 8.3 hereof, a Feasibility Report will only be prepared with the approval of the Management Committee. The Operator will provide copies of the completed Feasibility Report to each of the parties with an Interest forthwith upon receipt.

8.2

The parties with an Interest will meet at reasonable intervals and times to review the Feasibility Report and discuss whether the establishing and bringing of a Mine into Commercial Production in conformity with the Feasibility Report is feasible or desirable.

9.

PRODUCTION NOTICE

9.1

The Operator will call a Management Committee meeting to consider the Feasibility Report for a date no sooner than thirty (30) nor later than forty-five (45) days after the Feasibility Report was provided to each of the parties with an Interest.

9.2

The Management Committee will consider each Feasibility Report and may approve it, with such modifications, if any, as it considers necessary or desirable. If a Feasibility Report is approved as aforesaid the Management Committee will forthwith cause a Production Notice to be given to each of the parties with an Interest by the Operator stating that the Management Committee intends to establish and bring a Mine into production in conformity with the Feasibility Report as so approved, provided however that, notwithstanding Section 4.7 hereof, any such approval by the Management Committee must be given by Participants holding aggregate Interests of not less than seventy-five per cent (75%).

9.3

Flip-Flop Provision

If a Feasibility Study is obtained and at the meeting of the Management Committee called pursuant to subsection 8.3(b) to determine whether development of a mine is warranted in accordance with such positive Feasibility Study the representative of Aber and SouthernEra favour therefore but the Management Committee decides not to make a Production decision, then Aber and/or SouthernEra, individually  or jointly, have the right for 90 days after such meeting to give notice to ATW stating its desire to implement the recommendations in the Positive Feasibility Study accompanied by an overall Program and Budget consistent with the Positive feasibility Study for all Operations through to the end of Development and the first incremental Program and Budget to implement the overall Program and Budget and evidence to ATW’s reasonable satisfaction that Aber and/or SouthernEra’s financial capability, as applicable, to provide 100% of the Costs provided for in such overall Program and Budget. ATW may require that the decision on whether development of a mine is warranted in accordance with the Positive Feasibility Study shall be deferred for up to 12 months after the Positive Feasibility Study has been obtained.

a.1

Election by ATW

If Aber and/orSouthernEra jointly or individually, as the case may be, exercise their rights under Section 9.3, a Production Decision shall be deemed to have been made and the said overall Program and Budget and first incremental Program and Budget shall be deemed to have been adopted by the Management Committee. ATW will have 90 days to notify the other Participants whether it will continue as Manager or whether it resigns effective with the giving of such notice; if ATW resigns then the Participant giving the notice pursuant to Seation 9.3 (the “new Manager”) shall become the Manager. The New Manager shall elect and shall be deemed to have elected to contribute and shall contribute to the first incremental Program and Budget and to each subsequent incremental Program and Budget through to the end of Development 100% of the costs thereof, less any portion which  the other Participants elect(s) to contribute. Unless and until ATW resigns as Manager, after Aber and/or SouthernEra have exercised their rights under Section 9.3, ATW shall elect and shall be deemed to have elected to contribute to the first incremental Program and Budget and to each subsequent Program and Budget through to the end of development in proportion to its participating interest. The Manager, after Aber and/or SouthernEra have excercised their rights under Section 9.3 shall propose incremental Programs and Budgets each year through to the end of Development to implement the said overall Program and Budget; the representative of ATW shall be required either to vote in favour thereof or to abstain at Management Committee meetings.

10.

ELECTION TO CONTRIBUTE

10.1

Each party with an Interest may, within six (6) months of receipt of the Production Notice, give the Operator notice committing to contribute its Proportionate Share of the Construction Costs.

10.2

If any party with an Interest fails to give notice pursuant to Section 10.1, or fails to pay an invoice relating to Construction Costs following the Operator's demand in accordance with Section 15.2, that party (a "non-Participant") will, subject to Section 10.4, relinquish any right to contribute to Mine Costs and suffer dilution and conversion of its Interest as provided in this Section. Those parties which contribute as aforesaid may thereupon elect to increase their contribution to the Construction Costs, if more than one party then in proportion to their respective Interests, by the amount which any party has declined or failed to contribute. If elections are made so that Construction Costs are fully committed:

(a)

where:

(i)

a non-Participant has declined to contribute to Construction Costs or fails to give notice pursuant to Section 10.1, the Interest of each Participant will be increased and that of each non-Participant will be decreased so that the Interest of each party with an Interest at all times is that percentage which is equivalent to the sum of that party's Exploration Costs and its contribution to Construction Costs divided by the sum of the Exploration Costs and the contributions to Construction Costs of all parties with an Interest, multiplied by one hundred (100);

(ii)

a non-Participant elects to contribute to Construction Costs but fails to pay an invoice relating to Construction Costs following the Operator's demand in accordance with Section 15.2, the Interest of each Participant will be increased, pro rata, and the Interest of such non-Participant will be decreased by multiplying the percentage change calculated in accordance with Subparagraph 10.2(a)(i) above by a factor of two (2);

provided however, that if the effect of the application of this Section is to reduce the Interest of any non-Participant to less than ten percent (10%), that Interest will be relinquished, quitclaimed and transferred to the other Participants, pro rata in accordance with their Proportionate share, and in consideration therefor such non-Participant will receive a ten percent (10%) Net Profits Royalty and such non-Participant will have no further right or Interest under this Agreement.

(b)

each Participant will severally cause to be paid any Net Profits Royalty payable under this Agreement;

10.3

If, after the operation of Section 10.2, Construction Costs are not fully committed the Production Notice will be deemed to be withdrawn.

10.4

If, after the operation of Section 10.2, Construction Costs are fully committed, the Participants will diligently proceed to implement the Feasibility Report in accordance with normal standards in the mining industry. If the Participants fail to so implement the Feasibility Report within twelve (12) months of the issuance of the Production Notice for reasons other than general economic conditions in the mining industry, any party which relinquished the right to contribute to Mine Costs pursuant to Section 10.2 will have the right, exercisable during the thirty (30) days following the expiration of such twelve (12) month period, to re-acquire from the Participants not less than all of its Interest as last held, by paying its Proportionate Share of Construction Costs (together with interest at the Prime Rate plus 3% per annum commencing two hundred and ten (210) days after receipt of the Production Notice) to the Participants in proportion to their Interests.

10.5

During the twelve (12) month period referred to in Section 10.4, the Participants will not be obligated to provide any non-Participant with the results of any work carried out on the Property, the Participants' sole obligation during such period being to provide any non-Participant, on the written request of such non-Participant made only once during the said twelve (12) months, with a summary of the nature of the work carried out and the total Costs thereof.

11.

OPERATOR'S FEE

11.1

The Operation will be compensated for its services and be reimbursed for its costs hereunder in accordance with the Accounting Procedure. It is the intent of the Participants that the Operation shall neither lose nor profit by reason of its duties or responsibility as Operator.

12.

MINE FINANCING

12.1

The contributions of the Participants toward the Mine Costs will be individually and separately provided by them.

12.2

Any party may pledge, mortgage, charge or otherwise encumber its Interest in order to secure moneys borrowed and used by that party for the sole purpose of enabling it to finance its participation under this Agreement or in order to secure by way of floating charge as a part of the general corporate assets of that party moneys borrowed for its general corporate purposes, provided that the pledgee, mortgagee or holder of the charge or encumbrance (in this Section called the "Chargee") will hold the same subject to the provisions of this Agreement and that if the Chargee realizes upon any of its security it will comply with this Agreement. The agreement between the party, as borrower, and the Chargee will contain specific provisions to the same effect as the provisions of this Section.

13.

CONSTRUCTION

13.1

Subject to Article 10, the Management Committee will cause the Operator to, and the Operator will, proceed with Construction with all reasonable dispatch after a Production Notice has been given.  Construction will be substantially in accordance with the Feasibility Report subject to any variations proposed in the Production Notice, and subject also to the right of the Management Committee to cause such other reasonable variations in Construction to be made as the Management Committee deems advisable.

14.

OPERATION OF THE MINE

14.1

Commencing with the Completion Date, all Mining Operations will be planned and conducted and all estimates, reports and statements will be prepared and made on the basis of an Operating Year.

14.2

With the exception of the Operating Year commencing on the Completion Date, an Operating Plan for each Operating Year will be submitted by the Operator to the Participants not later than the end of the third quarter in the Operating Year immediately preceding the Operating Year to which the Operating Plan relates. Each Operating Plan will contain the following:

(a)

a plan for the proposed Mining Operations;

(b)

a detailed estimate of all Mine Costs plus a reasonable allowance for contingencies;

(c)

an estimate of the quantity and quality of the ore to be mined and the concentrates or metals to be produced; and

(d)

such other facts as may be necessary to reasonably illustrate the results intended to be achieved by the Operating Plan;

and upon request of any Participant the Operator will meet with that Participant to discuss the Operating Plan and will provide such additional or supplemental information as that Participant may reasonably require with respect thereto.

14.3

The Management Committee will, within forty-five (45) days of its receipt, adopt each Operating Plan, with such changes as it deems necessary; provided, however, that the Management Committee may from time to time and at any time amend any Operating Plan.

14.4

The Operator will be entitled to include in the estimate of Mine Costs referred to in Subsection 14.2(b) hereof the reasonably estimated costs of satisfying continuing obligations that may remain after this Agreement terminates, in excess of amounts actually expended.  Such continuing obligations are or will be incurred as a result of the Joint Operation and will include such things as monitoring, stabilization, reclamation or restoration obligations, severance and other employee benefit costs and all other obligations incurred or imposed as a result of the Joint Operation which continue or arise after termination of this Agreement and settlement of all accounts.  The amount accrued from time to time for the satisfaction of such continuing obligations will be classified as Costs hereunder but will be segregated into a separate account.

15.

PAYMENT OF MINE COSTS

15.1

The Operator may invoice each Participant, from time to time, for that Participant's Proportionate Share of Mine Costs incurred to the date of the invoice, or at the beginning of each month for an advance equal to that Participant's Proportionate Share of the estimated cash disbursements to be made during the month. Each Participant will pay its Proportionate Share of the Mine Costs or the estimated cash disbursements aforesaid to the Operator within thirty (30) days after receipt of the invoice. If the payment or advance requested is not so made, the amount of the payment or advance will bear interest calculated monthly not in advance from the thirtieth day after the date of receipt of the invoice thereof by that Participant at a rate equivalent to the weighted average Prime Rate for the month plus three percent (3%) per annum until paid.

15.2

If any Participant fails to pay an invoice contemplated in Section 15.1 within the thirty (30) day period aforesaid, the Operator may, by notice, demand payment. If the invoice relates to Construction Costs and if any Participant fails to make payment within thirty (30) days of the Operator's demand notice, the provisions of Section 10.2 will apply.  If the invoice relates to Operating Costs and if any Participant (in this Article 15 called a "Defaulting Participant") fails to make payment within thirty (30) days of the Operator's demand notice, the Operator will have a lien on the Defaulting Participant's Interest in order to secure that payment or advance together with interest that has accrued thereon and may, without limiting its other rights at law, enforce such lien by taking possession of all or any part of the Defaulting Participant's Interest.  The Operator may sell and dispose of the Interest which it has so taken into its possession by:

(a)

first offering that Interest to the non-Defaulting Participants, if more than one then in proportion to the respective Interests of the Participants who wish to accept that offer, for that price which is the fair market value stated in the lower of two appraisals obtained by the Operator from independent, well recognized appraisers competent in the appraisal of mining properties; and

(b)

if the non-Defaulting Participants have not purchased all or part of that Interest as aforesaid, then by selling the balance, if any, either in whole or in part or in separate parcels at public auction or by private tender (the Participants not being entitled to bid) at a time and on whatever terms the Operator will arrange, having first given notice to the Defaulting Participant of the time and place of the sale.

15.3

As a condition of the sale as contemplated in Subsection 15.2(b), the purchaser will agree to be bound by this Agreement and, prior to acquiring the Interest, will deliver notice to that effect to the parties, in form acceptable to the Operator.  The proceeds of the sale will be applied by the Operator in payment of the amount due from the Defaulting Participant and interest as aforesaid, and the balance remaining, if any, will be paid to the Defaulting Participant after deducting reasonable costs of the sale. Any sale or disposal made as aforesaid will be a perpetual bar both at law and in equity by the Defaulting Participant and its successors and assigns against all other Participants and the Operator.

16.

SURRENDER OF INTEREST

16.1

Any party may, at any time upon notice, surrender its entire Interest to the other parties by giving those parties notice of surrender.

The notice of surrender will:

(a)

indicate a date for surrender not less than three (3) months after the date on which the notice is given; and

(b)

contain an undertaking that the surrendering party will:

(i)

satisfy its Proportionate Share, based on its then Interest, of all obligations and liabilities which arose at any time prior to the effective date of surrender;

(ii)

if the Operator has not included in Mine Costs the costs of continuing obligations as set out in Section 14.4 hereof, pay its reasonably estimated Proportionate Share, based on the surrendering party's then Interest, of the Costs of rehabilitating the Mine site and of reclamation as at the date of surrender; and

(iii)

hold in confidence, for a period of two (2) years from the date of surrender, all information and data which it acquired pursuant to this Agreement.

16.2

Upon the surrender of its entire Interest as contemplated in Section 16.1 and upon delivery of a release in writing, in form acceptable to counsel for the Operator, releasing the other parties from all claims and demands hereunder, and satisfying or securing the performance of, to the satisfaction of the remaining parties, the undertaking referred to in Subsection 16.1(b) above, the surrendering party will be relieved of all obligations or liabilities hereunder except for those which arose or accrued or were accruing due on or before the date of the surrender.

16.3

A party to whom a notice of surrender has been given as contemplated in Section 16.1 may elect, by notice within ninety (90) days to the party which first gave the notice, to accept the surrender, in which case Sections 16.1 and 16.2 will apply, or to join in the surrender. If all of the parties join in the surrender the Joint Operation will be terminated in accordance with Article 17.

17.

TERMINATION OR SUSPENSION OF MINING OPERATIONS

17.1

The Operator may, at any time subsequent to the Completion Date, on at least thirty (30) days notice to all Participants, recommend that the Management Committee approve the suspension of Mining Operations.  The Operator's recommendation will include a plan and budget (in this Article 17 called the "Mine Maintenance Plan") in reasonable detail of the activities to be performed to maintain the Assets and Property during the period of suspension and the Costs to be incurred. The Management Committee may, at any time subsequent to the Completion Date, cause the Operator to suspend Mining Operations in accordance with the Operator's recommendation with such changes to the Mine Maintenance Plan as the Management Committee deems necessary. The Participants will be committed to contribute their Proportionate Share of the Costs incurred in connection with the Mine Maintenance Plan. The Management Committee may cause Mining Operations to be resumed at any time.

17.2

The Operator may, at any time following a period of at least ninety (90) days during which Mining Operations have been suspended, upon at least thirty (30) days notice to all Participants, recommend that the Management Committee approve the permanent termination of Mining Operations. The Operator's recommendation will include a plan and budget (in this Article 17 called the "Mine Closure Plan") in reasonable detail of the activities to be performed to close the Mine and reclaim the Property. The Management Committee may, by unanimous approval of the representatives of all Participants, approve the Operator's recommendation with such changes to the Mine Closure Plan as the Management Committee deems necessary.

17.3

If the Management Committee approves the Operator's recommendation under Section 17.2 as aforesaid, it will cause the Operator to:

(a)

implement the Mine Closure Plan whereupon the Participants will be committed to pay, in proportion to their respective Interests, such Costs as may be required to implement that Mine Closure Plan;

(b)

remove, sell and dispose of such assets as may reasonably be removed and disposed of profitably and such other Assets as the Operator may be required to remove pursuant to applicable environmental and mining laws; and

(c)

sell, abandon or otherwise dispose of the Property.

The disposal price for the Assets and the Property will be the best price obtainable and the net revenues, if any, from the removal and sale will be credited to the Participants in proportion to their respective Interests.

17.4

If the Management Committee does not approve the Operator's recommendation contemplated in Section 17.2, the Operator will maintain Mining Operations in accordance with the Mine Maintenance Plan pursuant to Section 17.1.

18.

THE PROPERTY

18.1

Title to the Property will be held in the name of the Operator in trust for the parties in proportion to their Interests as adjusted from time to time. Each of the parties will have the right to receive, forthwith upon making demand therefor from the Operator, such documents as it may reasonably require to confirm its Interest. The parties acknowledge that, on commencement of Commercial Production, the Property will be subject to the KCEI GOR and royalties described in Schedule “B”).

18.2

Notwithstanding Subsection 6.4(e), the Operator will be entitled, at any time and from time to time to surrender all or any part of the Property or to permit the same to lapse, but only upon first either obtaining the unanimous consent of the Management Committee, or giving sixty (60) days notice of its intention to do so to the other parties with an Interest. In this latter event, the parties, other than the Operator, will be entitled to receive from the Operator, on request prior to the date of the surrender or lapse, a conveyance of that portion of the Property intended for surrender or lapse, together with copies of any plans, assay maps, diamond drill records and factual engineering data in the Operator's possession and relevant thereto. Any part of the Property so acquired will cease to be subject to this Agreement.

18.3

If any part of the Property is abandoned or surrendered under the provisions of this Article 18, then, unless this Agreement is earlier terminated, no participant (except a Participant that has objected to an abandonment or surrender) nor any Affiliate thereof shall acquire any interest in such Property for a period of one year following the date of such abandonment of surrender. If a Participant reacquires any Property in violation of this Section 18.3, the other Participant may elect by notice to the reacquiring Participant within 45 days after actual notice of such reacquisition, to have such Property made subject to the terms of this Agreement. In the event such an election is made, the acquired Property shall thereafter be treated as Property, and the costs of reacquisition shall not be included for purposes of calculating the Participants’ respective Participating Interest.

19.

INFORMATION AND DATA

19.1

At all times during the subsistence of this Agreement the duly authorized representatives of each Participant will, at its and their sole risk and expense and at reasonable intervals and times, have access to the Property and to all technical records and other factual engineering data and information relating to the Property which is in the possession of the Operator.

19.2

During the Exploration Period and the Mining Period while Programs are being carried out, the Operator will furnish the Participants with monthly progress reports and with a final report on conclusion of each Program.  The final report will show the Mining Operations performed and the results obtained and will be accompanied by a statement of Costs and copies of pertinent plans, assay maps, diamond drill records and other factual engineering data.  During the Construction Period the Operator will provide monthly progress reports to the Participants, which reports will include information on any changes or developments affecting the Mine that the Operator considers are material.

19.3

All information and data concerning or derived from the Mining Operations will be kept confidential and, except to the extent required by law or by regulation of any Securities Commission, Stock Exchange or other regulatory body, will not be disclosed to any person other than an Affiliate without the prior consent of all the Participants, which consent will not unreasonably be withheld.

19.4

Whenever practical, the text of any news releases or other public statements which a party desires to make with respect to the Property will be made available to the other parties prior to publication and the other parties will have the right to make suggestions for changes thereto within twenty-four (24) hours of delivery.

20.

LIABILITY OF THE OPERATOR

20.1

Subject to Section 20.2, each party will indemnify and save the Operator harmless from and against any loss, liability, claim, demand, damage, expense, injury or death (including, without limiting the generality of the foregoing, legal fees) resulting from any acts or omissions of the Operator or its officers, employees, agents or sub-contractors.

20.2

Notwithstanding Section 20.1, the Operator will not be indemnified or held harmless by any of the parties for any loss, liability, claim, damage, expense, injury or death, (including, without limiting the generality of the foregoing, legal fees) resulting from the gross negligence or willful misconduct of the Operator or its officers, employees, agents or sub-contractors.

20.3

An act or omission of the Operator or its officers, employees, agents or sub-contractors done or omitted to be done:

(a)

at the direction, or within the scope of the direction, of the Management Committee acting unanimously; or

(b)

with the concurrence of the Management Committee acting unanimously; or

(c)

unilaterally and in good faith by the Operator to protect life or property;

will be deemed not to be gross negligence or willful misconduct.

20.4

The obligation of the other parties to indemnify and save the Operator harmless pursuant to Section 20.1 will be in proportion to their Interest as at the date that the loss, liability, claim, demand, damage, expense, injury or death occurred or arose.

20.5

The Operator will not be liable to any other party nor will any party be liable to the Operator in contract, tort or otherwise for special or consequential damages, including, without limiting the generality of the foregoing, loss of profits or revenues.

21.

INSURANCE

21.1

The Management Committee will cause the Operator to place and maintain with a reputable insurer or insurers such insurance, if any, as the Management Committee in its discretion deems advisable in order to protect the parties together with such other insurance as any Participant may by notice reasonably request. The Operator will, upon the written request of any Participant, provide it with evidence of that insurance.

21.2

Section 21.1 will not preclude any party from placing, for its own account insurance for greater or other coverage than that placed by the Operator.

22.

RELATIONSHIP OF PARTIES

22.1

The rights, duties, obligations and liabilities of the parties will be several and not joint nor joint and several, it being the express purpose and intention of the parties that their respective Interests will be held as tenants in common.

22.2

Nothing herein contained will be construed as creating a partnership of any kind or as imposing upon any party any partnership duty, obligation or liability to any other party.

22.3

No party will, except when required by this Agreement or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other party for any purpose related to the Property.

23.

PARTITION AND RESTRICTIONS ON ALIENATION

23.1

Each of the parties waives, during the term of this Agreement, any right to partition of the Property or the Assets or any part thereof and no party will seek to be entitled to partition of the Property or the Assets whether by way of physical partition, judicial sale or otherwise during the term of this Agreement.

23.2

No party will transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate all or any portion of its Interest or rights under this Agreement otherwise than in accordance with this Article 23.

23.3

Nothing in this Article 23 will prevent:

(a)

a sale by any party of all of its Interest or an assignment of all its rights under this Agreement to an Affiliate provided that such Affiliate first complies with the provisions of Section 23.11 hereof and agrees with the other parties in writing to re-transfer such interest to the originally assigning party before ceasing to be an Affiliate of such party;

(b)

a variation in Interests pursuant to Sections 7.9 or 10.2 hereof;

(c)

a disposition pursuant to an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company; or

(d)

any pledge, mortgage, charge or other encumbrance permitted under Section 12.2.

23.4

Any of the parties intending to dispose of all or any portion of its Interest or rights under this Agreement (in this Article 23 called the "Offeror") will first give notice in writing to the other parties (in this Article 23 called the "Offerees") of such intention together with the terms and conditions on which the Offeror intends to dispose of its Interest or a portion thereof or rights under this Agreement.

23.5

If the Offeror receives any offer to dispose of all or any portion of its Interest or rights under this Agreement which it intends to accept, the Offeror will not accept the same unless and until the Offeror has first offered to sell such Interest or rights to the Offerees on the same terms and conditions as in the offer received and the same has not been accepted by the Offeree in accordance with Section 23.7 hereof.

23.6

Any communication of an intention to sell pursuant to Section 23.4 or 23.5 hereof (the "Offer") for the purposes of this Article 23 will be in writing delivered in accordance with Article 27 hereof and will:

(a)

set out in reasonable detail all of the terms and conditions of any intended sale;

(b)

if it is made pursuant to Section 23.4 hereof, include a photocopy of the Offer; and

(c)

if it is made pursuant to Section 23.5 hereof, clearly identify the offering party and include such information as is known by the Offeror about such offering party;

and such communication will be deemed to constitute an Offer by the Offeror to the Offerees to sell the Offeror's Interest or its rights (or a portion thereof as the case may be) under this Agreement to the Offerees on the terms and conditions set out in such Offer.  For greater certainty it is agreed and understood that any Offer hereunder will deal only with the disposition of the Interest or rights of the Offeror hereunder and not with any other interest, right or property of the Offeror and such disposition will be expressed solely in monetary terms.

23.7

(i)

If the Offeror is Aber the first Offeree will be SouthernEra who will have a period of 30 days from the notice to acquire such interest and in the event SouthernEra will fail to acquire such interest, ATW will have the right to acquire such interest for a period of 30 days following the expiration of the 30 day notice to SouthernEra.

(ii)

If the Offeror is SouthernEra the first Offeree will be Aber who will have a period of 30 days from the notice to acquire such interest and in the event Aber will fail to acquire such interest, ATW will have the right to acquire such interest for a period of 30 days following the expiration of the 30 day notice to Aber.

(ii)

If the Offeror is ATW the Offerees will be Aber and SouthernEra who will have a pro rata right to acquire such interest for a period of 30 days after notice and in the event only one of either Aber or SouthernEra wish to exercise such right to acquire the interest, the party who did exercise the right will have a further period of 15 days within which to exercise the right to acquire all of the interest so offered.

23.8

If none of the Offerees accept the Offer within the period provided for in Section 23.7 hereof or do accept but fail to close the transaction contemplated thereby within ninety (90) days following receipt of such Offer, the Offeror may complete a sale and purchase of its Interest or a portion thereof or rights under this Agreement on the terms and conditions not less favourable to the Offeror than those set out in the Offer and, in the case of an Offer under Section 23.5 hereof, only to the party making the original Offer to the Offeror and in any event such sale and purchase will be completed within nine (9) months from the expiration of the right of the Offerees to accept such Offer or the Offeror must again comply with the provisions of this Article 23.

23.9

While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed or abandoned in accordance with the provisions of this Article 23.

23.10

Before the completion of any sale by a party of its Interest or rights or any portion thereof under this Agreement, the purchasing party will enter into an agreement with the parties not selling on the same terms and conditions as set out in this Agreement, which said agreement will provide, in the case of the sale of an Interest or a portion thereof, for the purchasing party to be deemed to have paid Costs in an amount equal to the product obtained by multiplying the Interest sold by the aggregate Costs paid by the Offeror and the Offeror's Costs will be deemed to have been reduced accordingly.

23.11

In the event that an Offeror intends to transfer, convey, assign, mortgage or grant an option in respect or grant a right to purchase, or in any manner transfer or alienate less than all of its Interest and the Offeror is permitted under Section 23.9 to complete such disposition, the Offeror and the party making the original Offer will deliver to the Offerees, prior to the completion of such disposition, an acknowledgement:

(a)

of the party making the original Offer that it agrees to be bound by all of the provisions of this Agreement as if it were an original signatory to this Agreement;

(b)

by the party making the original Offer and the Offeror that the aggregate number of members which they are entitled to have on the Management Committee will be one representative and one alternate as set out in Section 4.2;

(c)

by the party making the original Offer that it cannot become the Operator without the consent of the Offerees;

(d)

by the Offeror that it will not be released from any duties or obligations under this Agreement; and

(e)

that the party making the original Offer will be bound by and will abide by any decision of the Management Committee, subject to any right it may have inter se with the Offeror respecting its right to elect not to contribute to a Program or Mine Costs.

23.12

Each party agrees that its failure to comply with the restrictions set out in this Article 23 would constitute an injury and result in damage to the other parties impossible to measure monetarily and, in the event of any such failure, the other parties will, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining or enjoining any sale of any Interest or rights under this Agreement save in accordance with the provisions of this Article 23, and any party intending to make a sale or making a sale contrary to the provisions of this Article 23 hereby waives any defence it might have in law to such injunctive relief.

24.

ACQUISITIONS WITHIN AREA OF INTEREST

a.1

General

Acquisitions within the Area of Interest will be made by the venture pursuant to an approved Program and Budget. Any Interest of right to acquire any interest in any mining claim, licence, lease, grant, concession, permit, patent or other mineral property or surface rights to water rights (collectively, “Acquired Rights”) within the Area of Interest staked to otherwise acquired during the term of this Agreement by or on behalf of a Participant or any Affiliate shall be subject to the terms and provisions of this Agreement.

a.2

Notice to Non-acquiring Participant

Within ten days after the staking or acquisition of any Acquired Rights otherwise than by the Operation pursuant to a Program, the acquiring Participant shall notify the Management Committee of such staking or acquisition. The acquiring participant’s notice shall describe in detail the staking or acquisition, the Acquired Rights, and the cost thereof. In addition to such notice, the acquiring Participant shall make any and all information concerning the Acquired Rights available for inspection by the Management Committee.

a.3

Option Exercised

If, within 15 days after receiving the acquiring Participant’s notice, the Management committee notifies the acquiring Participant of its election to accept a proportionate interest for all Participants in the Acquired Rights equal to their respective Participating Interests, the acquiring Participant shall convey to the other Participant such a proportionate undivided interest therein. The Acquired Rights shall become a part of the Property for all purposes of this Agreement. The other Participant shall promptly pay to the acquiring Participant a proportionate share of the latter’s actual out-of-pocket staking or acquisition costs.

a.4

Option Not Exercised

If the Management Committee does not give such notice within the 15 day period set forth in Section 15.3, the non-acquiring Participant shall have no interest in the Acquired Rights, and they shall not be a part of the property or be subject to this Agreement.

1.

TAXATION

25.1

All Costs incurred hereunder will be for the account of the party or parties making or incurring the same, if more than one then in proportion to their respective Interests, and each party on whose behalf any Costs have been incurred will be entitled to claim all tax benefits, write-offs, and deductions with respect thereto.

26.

FORCE MAJEURE

26.1

Notwithstanding anything herein contained to the contrary, if any party is prevented from or delayed in performing any obligation under this Agreement, and such failure is occasioned by any cause beyond its reasonable control, excluding only lack of finances, then, subject to Section 26.2, the time for the observance of the condition or performance of the obligation in question will be extended for a period equivalent to the total period the cause of the prevention or delay persists or remains in effect regardless of the length of such total period.

26.2

Any party claiming suspension of its obligations as aforesaid will promptly notify the other parties to that effect and will take all reasonable steps to remove or remedy the cause and effect of the force majeure described in the said notice insofar as it is reasonably able so to do and as soon as possible; provided that the terms of settlement of any labour disturbance or dispute, strike or lockout will be wholly in the discretion of the party claiming suspension of its obligations by reason thereof, and that party will not be required to accede to the demands of its opponents in any such labour disturbance or dispute, strike, or lockout solely to remedy or remove the force majeure thereby constituted.

26.3

The extension of time for the observance of conditions or performance of obligations as a result of force majeure will not relieve the Operator from its obligations to keep the Property in good standing.

27.

DISTRIBUTION IN KIND

27.1

It is expressly intended that, upon implementation of any Production Notice hereunder, the association of the parties will be limited to the efficient production of Minerals from the Property and that each of the parties other than SouthernEra will be entitled to use, dispose of or otherwise deal with its Proportionate Share of Minerals as it sees fit. Each Participant will take in kind, and separately dispose of its Proportionate Share of the Minerals produced from the Mine provided that in the event that the Proportionate Share of Minerals of each Participant cannot be determined at the Property, such determination will be made at such facility at which, by separation of payable metals, such determination can be made. Extra costs and expenses incurred by reason of a Participant taking in kind and making separate dispositions will be paid by such Participant directly and not through the Operator or Management Committee.

27.2

Each Participant will construct, operate and maintain, all at its own cost and expense, any and all facilities which may be necessary to receive and store and dispose of its Proportionate Share of the Minerals at the rate the same are produced.

27.3

If a Participant has not made the necessary arrangements to take in kind and store its share of production as aforesaid the Operator will, at the sole cost and risk of that Participant store, in any location where it will not interfere with Mining Operations, the production owned by that Participant. The Operator and the other parties will be under no responsibility with respect thereto. All of the Costs involved in arranging and providing storage will be billed directly to, and be the sole responsibility of the Participant whose share of production is so stored. The Operator’s charges for such assistance and any other related matters will be billed directly to and be the sole responsibility of the Participant.

28.

NOTICE

28.1

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery of same or by mailing same in prepaid registered or certified mail or by sending same by facsimile transmission or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof.

28.2

Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the date of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by facsimile transmission or other similar form of communication, on the day it was actually received.

28.3

Any party may, at any time, give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

29.

WAIVER

29.1

No waiver of any breach of this Agreement will be binding unless evidenced in writing executed by the party against whom waiver is claimed.  Any waiver will extend only to the particular breach so waived and will not limit any rights with respect to any future breach.

30.

AMENDMENTS

30.1

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  An amendment or variation of this Agreement will only be binding upon a party if evidenced in writing executed by that party.

31.

TERM

31.1

Unless earlier terminated by agreement of all parties having an Interest or as a result of one party acquiring a one hundred percent (100%) Interest and a one hundred percent (100%) interest in any Net Profits Royalty provided for herein, the Joint Operation and this Agreement will remain in full force and effect for so long as any party has any right, title or interest in the Property. Termination of this Agreement will not, however, relieve any party from any obligations theretofore accrued but unsatisfied, nor from its obligations with respect to rehabilitation of the Mine site and reclamation.

32.

SEVERABILITY

32.1

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

33.

NUMBER AND GENDER

33.1

The words used herein importing the singular number only will include the plural, and vice versa, and words importing the masculine gender will include the feminine and neuter genders, and vice versa, and words importing persons will include firms and corporations.

34.

TIME OF ESSENCE

34.1

Time is of the essence of this Agreement.

35.

SUCCESSORS AND ASSIGNS

35.1

This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

36.

GOVERNING LAW AND ATTORNMENT

36.1

This Agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the courts of such Province.

IN WITNESS WHEREOF the parties have executed this agreement as of the day and year first above written.

ATW RESOURCES LTD.

ABEREX MINERALS LTD.

Per:

Per:

   “Duane Poliquin”

“Robert A. Gannicott”

Authorized Signatory

Authorized Signatory

SOUTHERNERA RESOURCES

Per:

    “H. Bird”

Authorized Signatory

{W:\general\35562\101\00031638.DOC}

SCHEDULE “A” TO JOINT VENTURE AGREEMENT

SCHEDULE “B” TO JOINT VENTURE AGREEMENT as of

November 30, 2001

(Accounting Procedure)

TABLE OF CONTENTS

Page

1.

Interpretation………………………………………………………………………………………..

.1

2.

Statements and Billing……………………………………………………………………………..

2

3.

Direct Charges………………………………………………………………………………………

3

4.

Purchase of Material……………………………………………………………………………….

6

5.

Disposal of Material………………………………………………………………………………..

6

6.

Inventories……………………………………………………………………………………………

7

7.

Adjustments…………………………………………………………………………………………

.7

ACCOUNTING PROCEDURE

1.

INTERPRETATION

1.1

In this Appendix the following words, phrases and expressions will have the following meanings:

(a)

"Agreement" means the Agreement to which this Accounting Procedure is attached as Schedule “B”.

(b)

"Count" means a physical inventory count.

(c)

"Employees" means those employees of the Operator who are assigned to and directly engaged in the conduct of Mining Operations, whether on a full-time or part-time basis.

(d)

"Employee Benefits" means the Operator's cost of holiday, vacation, sickness, disability benefits, field bonuses, paid to and the Operator's costs of established plans for employee's group life insurance, hospitalization, pension, retirement and other customary plans maintained for the benefit of Employees and Personnel, as the case may be, which costs may be charged as a percentage assessment on the salaries and wages of Employees or Personnel, as the case may be, on a basis consistent with the Operator's cost experience.

(e)

"Field Offices" means the necessary sub-office or sub- offices in each place where a Program or Construction is being conducted or a Mine is being operated.

(f)

"Government Contributions" means the cost or contributions made by the Operator pursuant to assessments imposed by governmental authority which are applicable to the salaries or wages of Employees or Personnel, as the case may be.

(g)

"Joint Account" means the books of account maintained by the Operator to record all costs, expenses, credits and other transactions arising out of or in connection with the Mining Operations.

(h)

"Material" means the personal property, equipment and supplies acquired or held, at the direction or with the approval of the Management Committee, for use in the Mining Operations and, without limiting the generality, more particularly "Controllable Material" means such Material which is ordinarily classified as Controllable Material, as that classification is determined or approved by the Management Committee, and controlled in mining operations.

(i)

"Personnel" means those management, supervisory, administrative, clerical or other personnel of the Operator normally associated with the Supervision Offices whose salaries and wages are charged directly to the Supervision Office in question.

(j)

"Reasonable Expenses" means the reasonable expenses of Employees or Personnel, as the case may be, for which those Employees or Personnel may be reimbursed under the Operator's usual expense account practice; including without limiting generality, any relocation expenses necessarily incurred in order to properly staff the Mining Operations if the relocation is approved by the Management Committee.

(k)

"Supervision Offices" means the Operator's offices or department within the Operator's offices from which the Mining Operations are generally supervised.

2.

STATEMENTS AND BILLINGS

2.1

The Operator will, by invoice, charge each Participant with its Proportionate Share of Exploration Costs and Mine Costs in the manner provided in the Agreement.

2.2

The Operator will deliver, with each invoice rendered for Costs incurred a statement indicating:

(a)

all charges or credits to the Joint Account relating to Controllable Material in detail; and

(b)

all other charges and credits to the Joint Account summarized by appropriate classification indicative of the nature of the charges and credits.

2.3

The Operator will deliver with each invoice for an advance of Costs a statement indicating:

(a)

the estimated Exploration Costs or, in the case of Mine Costs, the estimated cash disbursements, to be made during the next succeeding month;

(b)

the addition thereto or subtraction therefrom, as the case may be, made in respect of Exploration Costs or Mine Costs actually having been incurred in an amount greater or less than the advance which was made by each Participant for the penultimate month preceding the month of the invoice; and

(c)

the advances made by each Participant to date and the Exploration Costs or Mine Costs incurred to the end of the penultimate month preceding the month of the invoice.

3.

DIRECT CHARGES

3.1

The Operator will charge the Joint Account with the following items:

(a)

Contractor's Charges:

All proper costs relative to the Mining Operations incurred under contracts entered into by the Operator with third parties.

(b)

Labour Charges:

(i)

The salaries and wages of Employees in an amount calculated by taking the full salary or wage of each Employee multiplied by that fraction which has as its numerator the total time for the month that the Employees were directly engaged in the conduct of Mining Operations and as its denominator the total normal working time for the month of the Employees;

(ii)

The Reasonable Expenses of the Employees; and

(iii)

Employee Benefits and Government Contributions in respect of the Employees in an amount proportionate to the charge made to the Joint Account in respect to their salaries and wages.

(c)

Office Maintenance:

(i)

The cost or a pro rata portion of the costs, as the case may be, of maintaining and operating the Offices.  The basis for charging the Joint Account for Office maintenance costs will be as follows:

(A)

the expense of maintaining and operating Field Offices, less any revenue therefrom; and

(B)

that portion of maintaining and operating the Supervision Offices which is equal to

(1)

the anticipated total operating expenses of the Supervision Offices divided by

(2)

the anticipated total staff man days for the Employees whether in connection with the Mining Operations or not;

multiplied by

(3)

the actual total time spent on the Mining Operations by the Employees expressed in man days.

(ii)

Without limiting the generality of the foregoing, the anticipated total operating expenses of the Supervision Offices will include:

(A)

the salaries and wages of the Operator's Personnel, which have been directly charged to those Offices;

(B)

the Reasonable Expenses of the Personnel; and

(C)

Employee Benefits

(iii)

The Operator will make an adjustment in respect of the Office Maintenance cost forthwith after the end of each Operating Year upon having determined the actual operating expenses and actual total staff man days referred to in Subparagraph 3.1(c)(i)(B) of this Appendix I.

(d)

Material:

Material purchased or furnished by the Operator for use on the Property as provided under Article 4 of this Appendix I.

(e)

Transportation Charges:

The cost of transporting Employees and Material necessary for the Mining Operations.

(f)

Service Charges:

(i)

The cost of services and utilities procured from outside sources other than services covered by Subsection 3.1(h) of this Appendix I, provided, however, that the cost of consultant services will not be charged to the Joint Account unless the retaining of the consultant is approved in advance by the Management Committee but if not so charged the cost of such services will be included as Costs of the Participant retaining such consultant; and

(ii)

Use and service of equipment and facilities furnished by the Operator as provided in Section 4.5 of this Appendix I.

(g)

Damages and Losses to Joint Property:

All costs necessary for the repair or replacement of Assets made necessary because of damages or losses by fire, flood, storms, theft, accident or other cause.  The Operator will furnish each Participant with written particulars of the damages or losses incurred as soon as practicable after the damage or loss has been discovered.  The proceeds, if any, received on claims against any policies of insurance in respect of those damages or losses will be credited to the Joint Account.

(h)

Legal Expenses:

All costs of handling, investigating and settling litigation or recovering the Assets, including, without limiting generality, lawyer's fees, court costs, costs of investigation or procuring evidence and amounts paid in settlement or satisfaction of any litigation or claims; provided, however, that, unless otherwise approved in advance by the Management Committee, no charge will be made for the services of the Operator's legal staff or the fees and expenses of outside solicitors.

(i)

Taxes:

All taxes, duties or assessments of every kind and nature (except income taxes) assessed or levied upon or in connection with a Property, the Mining Operations thereon, or the production therefrom, which have been paid by the Operator for the benefit of the parties.

(j)

Insurance:

Net premiums paid for

(i)

such policies of insurance on or in respect of Operations as may be required to be carried by law; and

(ii)

such other policies of insurance as the Operator may carry in accordance with the Agreement; and

(iii)

the applicable deductibles in event of an insured loss.

(k)

Rentals:

Fees, rentals and other similar charges required to be paid for acquiring, recording and maintaining permits, mineral claims and mining leases and rentals and of the Mining Operations.

(1)

Permits:

Permit costs, fees and other similar charges, which are assessed by various governmental agencies.

(m)

Other Expenditures:

Such other costs and expenses which are not covered or dealt with in the foregoing provisions of this Section 3.1 of this Appendix I as are incurred with the approval of the Management Committee for Mining Operations or as may be contemplated in the Agreement.

4.

PURCHASE OF MATERIAL

4.1

Subject to Section 4.4 of this Appendix I, the Operator will purchase all Materials for Mining Operations.

4.2

Materials purchased and services procured by the Operator directly for the Mining Operations will be charged to the Joint Account at the price paid by the Operator less all discounts actually received.

4.3

So far as it is reasonably practical, the Operator will purchase, furnish or otherwise acquire only such Material as is consistent with efficient and economical operations and the Operator will attempt to minimize the accumulation of surplus stocks of Material.

4.4

Any Participant may sell Material or services required in the Mining Operations to the Operator for such price and upon such terms and conditions as the Management Committee may approve.

4.5

Notwithstanding the foregoing provisions of this Article 4, the Operator will be entitled to supply for use in connection with the Mining Operations equipment and facilities which are owned by the Operator and to charge the Joint Account with such reasonable costs as are commensurate with the ownership and use thereof.

5.

DISPOSAL OF MATERIAL

5.1

The Operator, with the approval of the Management Committee may, from time to time, sell any Material which has become surplus to the foreseeable needs of the Mining Operations for such price and upon such terms and conditions as are available.

5.2

Any Participant may purchase from the Operator any Material which may from time to time become surplus to the foreseeable needs of the Mining Operations for such price and upon such terms and conditions as the Management Committee may approve.

5.3

Upon termination of the Agreement, the Management Committee may approve that the division of any Material held by the Operator at that date may be taken by the Participants in kind or be taken by a Participant in lieu of a portion of its Proportionate Share of the net revenues received from the disposal of the Assets and Property.  If such a division to a Participant be in lieu of a portion of its Proportionate Share, it will be for such price and on such terms and conditions as the Management Committee may approve.

5.4

The net revenues received from the sale of any Material to third parties or to a Participant will be credited to the Joint Account.

6.

INVENTORIES

6.1

The Operator will maintain records of Material in reasonable detail and records of Controllable Material in detail.

6.2

The Operator will perform Counts from time to time at reasonable intervals and in connection therewith will give notice of its intention to perform a Count to each Participant at least five (5) days in advance of the date set for performing of the Count and each Participant will be entitled to be represented at the performing of a Count.  A Participant who is not represented at the performing of the Count will be deemed to have approved the Count as taken.

6.3

Forthwith after performing a Count, the Operator will reconcile the inventory with the Joint Account and provide each Participant with a statement listing the overages and shortages of inventory except such shortages as may have arisen due to a lack of diligence on the part of the Operator.

7.

ADJUSTMENTS

7.1

Payment of any invoice by a Participant will not prejudice the right of that Participant to protest the correctness of the statement supporting the payment; provided, however, that all invoices and statements presented to each Participant by the Operator during any Operating Year will conclusively be presumed to be true and correct upon the expiration of twelve (12) months following the end of the Operating Year to which the invoice or statement relates, unless within that twelve (12) month period that Participant gives notice to the Operator making claim on the Operator for an adjustment to the invoice or statement.

7.2

The Operator will not adjust any invoice or statement in favour of itself after the expiration of twelve (12) months following the end of the Operating Year to which the invoice or statement relates.

7.3

Notwithstanding Sections 7.1 and 7.2 of this Appendix I, the Operator may make adjustments to an invoice or statement, which arise out of a physical inventory of Material or Assets.

7.4

Prior to the Completion Date a Participant will be entitled upon notice to the Operator to request that the independent external auditor of the Operator provide that Participant with its opinion that any invoice or statement delivered pursuant to the Agreement in respect of the period referred to in Section 7.1 of this Appendix I has been prepared in accordance with this Agreement.

7.5

The time for giving the audit opinion contemplated in Section 7.4 of this Appendix I will not extend the time for the taking of exception to and making claims on the Operator for adjustment as provided in Section 7.1 of this Appendix I.

7.6

The cost of the auditor's opinion referred to in Section 7.4 of this Appendix I will be solely for the account of the Participant requesting the auditor's opinion, unless the audit discloses a material error adverse to that Participant, in which case the cost will be solely for the account of the Operator.

7.7

After the Completion Date, the Operator will cause the books and records related to Mining Operations to be audited by a national firm of chartered accountants designated by the Operator (which may be the auditor of the Operator) and:

(a)

copies of the audited reports will be delivered to the parties by the chartered accounting firm;

(b)

any party will have three (3) months after receipt of any audited report to object thereto in writing to the other parties, and failing such objection, such report will be deemed correct; and

(c)

if one party requests in writing to the other parties within such three (3) month period a review and re-audit, the chartered accountants will review and the re-audit will be paid by:

(i)

the parties requesting the re-audit if the original audit is found to be correct; or

(ii)

the other parties if the original audit is found in error.

SCHEDULE “C”

Attached to and forming part of a Joint Venture Agreement between ATW Resources Ltd, Aber Diamonds Inc. and Southern Era Resources

NET PROFITS ROYALTY

Pursuant to the attached agreement a Participant (the “Royalty Holder”) may be entitled to a royalty equal to 10% of Net Profits (hereinafter called the “Net Profits Royalty” payable by the other Participant (the “Royalty Payor”). the Net Profits Royalty shall be calculated as follows:

The Royalty Payor shall establish a Royalty Account to which it shall debit:

(a)

Preproduction Expenditures;

(b)

Working Capital;

(c)

Operating Losses;

(d)

Post Production Capital Expenditures;

(e)

Interest Charges; and

(f)

Reserve Charges.

The Royalty Payor shall apply Net Profits first to reduce the amount debited to the Royalty Account. While there is any debit balance in the Royalty Account, the Royalty Payor shall retain all Net Profits. Whenever the Royalty Account shows a credit balance, the percentage of Net Profits to which the Royalty Holder is entitled shall be distributed to the Royalty Payor.

The Royalty Payor shall debit or credit amounts to the Royalty Account, whichever is applicable, on a monthly basis and distribution of Net Profits shall be made on an interim basis within 20 days of the end of the month. A final settlement of the distribution of Net Profits shall be made within 90 days of the end of each calendar year. The Royalty Payor shall be entitled to deduct any overpayment of Net Profits as revealed in the annual calculation for purposes to the final settlement from future payments due to the Royalty Holder any underpayment shall be paid forthwith.

As used in this Schedule the following terms have the meaning shown below:

Conversion Date:

The Conversion Date is the date as of which the Royalty Holder’s Participating Interest was relinquished under Section 5.6 of the Agreement.

Royalty Account:

The Royalty Account is the account to be established by the Royalty Payor for purposes of calculating the amount of the Royalty Holder’s Net Profits Royalty.

Preproduction Expenditures:

Preproduction Expenditures means all monies spent or paid by the Royalty Payor on or in respect of the Property prior to the Beginning of Commercial Production. Without limiting the generality of the foregoing statement Preproduction Expenditures shall include all money spent or paid by the Royalty Payor for exploring, developing and equipping the Property for production; completing feasibility studies; maintaining the Property in good standing; constructing all facilities necessary to commence commercial operations on the property; constructing or acquiring infrastructure or facilities off the property but required for commercial operations; and on making or paying for any other expenditures related to the achievement of commercial operations. The Royalty Payor shall be entitled to include as a Preproduction Expenditure a reasonable charge for management and administration which shall be computed quarterly and charged to the Royalty Account at the end of each calendar quarter. Initially, the charge for management and administration shall be an amount equal to 15% of all other expenditures incurred after the Conversion Date and shall persist at this level until Preproduction Expenditures incurred after the Conversion Date amount to more than $2,000,000 per year at which time the Royalty Payor shall review this amount and propose a reasonable revision.

Beginning of Commercial Production:

Beginning of Commercial Production has the meaning assigned to it in the Agreement. The Royalty Payor shall notify the Royalty Holder of the date of the Beginning of Commercial Production.

Working Capital:

Working Capital means all monies spent or provided by the Royalty Payor for working capital prior to the date when commercial operations on the Property generate sufficient revenue to satisfy working capital requirements.

Operating Losses:

Operating Losses means, in any month after the beginning of Commercial Production, the amount by which Operating Costs exceed Revenue.

Operating Costs:

Operating costs means all costs of commercial operations categorized as “Operating” costs by generally accepted accounting practice including all taxes, royalties and other levies except for federal and provincial corporate income taxes but not including any charges for depreciation, depletion or amortization. Operating costs shall also include a reasonable charge for administration and management after the conversion date but not to exceed 15% of all other Operating Costs incurred after the Conversion Date. The determination of whether or not a cost is properly categorized as “operating” shall be finally made by the Manager’s auditors if the parties cannot agree between themselves.

Revenue:

Revenue means the amount of money received by the Royalty Payor for the sale of their shares of minerals, metals or other products derived from the property.

Post Production Capital Expenditures:

Post Production Capital Expenditures means all expenditures made or paid for by the Royalty Payor after the Beginning of Commercial Production to acquire assets having a useful life of more than one year or on development of expansion of a mine the cost of which would be charged on a unit of production basis in accordance with generally accepted accounting practice. The categorization of an expenditure as a Post Production Capital Expenditure shall be finally made by the Manager’s auditors if the parties cannot otherwise agree.

Interest Charges:

Interest charges means an amount obtained by applying the Prime Rate at the time the calculation is made plus one percent to the month end debit balance in the Royalty Account. For purposes hereof the monthly Prime Rate shall be the rate as at the last working date in each month. The amount so obtained shall be added to the Royalty Account at the time of calculation.

Reserve Charges:

Reserve Charges means an amount to be established by estimating the cost of rehabilitation which will have to be spent after commercial operations have terminated and charging a portion of that cost monthly to the Royalty Account over a reasonable period of time commencing no sooner than five years prior to the termination of commercial operations.

Net Profits:

Net Profits means, in any month after the Beginning of Commercial Production the amount by which Revenue exceeds Operation Costs. Prior to the Beginning of Commercial Production Net Profits shall be deemed to be nil. The Royalty Payor shall at all times maintain adequate records which shall be made available to the Royalty Holder in order that it may verify the correctness of any entries in the Royalty Account or in the determination of Net Profits. The Royalty Payor shall utilize methods for weighing, sampling and/or valuating which are generally accepted within the industry.